FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 or 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) May 1, 1998



                          ANCHOR FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


          South Carolina               0-13759                  57-0778015
 (State or other jurisdiction of     (Commission             (I.R.S. Employer
  incorporation or organization)     File Number)         Identification number)


  2002 Oak St., Myrtle Beach, S. C.                                29577
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code  (843) 448-1411

ITEM 5.  OTHER EVENTS

On May 1, 1998, Anchor Financial Corporation (the "Corporation") and M&M Financial Corporation ("M&M Financial"), parent company of First National South, a national bank headquartered in Marion, South Carolina, announced the signing of a letter of intent to merge.

The proposed merger is subject to due diligence, execution of a definitive agreement by May 15, 1998, and approval of such agreement by the boards of directors and shareholders of both companies and approval by appropriate regulatory agencies. The proposed merger is expected to be completed in the third quarter of 1998. For information regarding the terms of the proposed transaction, reference is made to the letter of intent to merge and the news release, dated May 1, 1998, attached to this Report as Exhibits 2 and 99, respectively.

The proposed merger is expected to be accounted for as a pooling of interests and provides for a tax-free exchange of 0.87 shares of Anchor Financial Corporation common stock for each outstanding share of M&M Financial common stock. Based on the Corporation's April 28th closing stock price of $40.50 and M&M Financial's approximately 1.0 million outstanding shares of common stock, the proposed transaction would have a value of approximately $35.24 per share, or a total purchase price of $35.5 million.

After consummation of the proposed merger, M&M Financial's First National South banking offices, with locations in Florence, Marion, Mullins, Nichols, and Myrtle Beach, South Carolina, will become part of the Corporation's banking network. The Corporation does not anticipate significant changes in M&M Financial's current banking routine.

Based on March 31, 1998 figures, the Corporation will have more than $1 billion in total assets and its banking network will expand to 28 offices in South Carolina and North Carolina after this proposed merger and the pending proposed merger of ComSouth Bankshares, Inc. with and into the Corporation (as previously reported on the Corporation's filing on Form 8-K, dated April 14, 1998) are completed.

Anchor Financial Corporation, with assets of $624.7 million at March 31, 1998, is the parent of The Anchor Bank, which offers a full line of banking products and services. On April 14, 1998, Anchor Financial Corporation announced that it executed a definitive Agreement and Plan of Merger with ComSouth Bankshares, Inc., ("ComSouth"), parent of the Bank of Charleston, Charleston, South Carolina and the Bank of Columbia, Columbia, South Carolina and expects that merger to be completed during the third quarter of 1998. ComSouth had assets of $217 million at March 31, 1998.

M&M Financial, with assets of $170 million at March 31, 1998, is the parent of First National South which offers a full line of banking products and services.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

             (a)  Financial statements - not applicable.
             (b)  Pro forma financial information - not applicable.
             (c)  Exhibits:
                  (2)      Letter of Intent to Merge, dated April 30,  1998
                  (99) News release issued by Anchor Financial Corporation, dated May 1, 1998

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           /s/ John J. Moran
                                           John J. Moran, Senior Vice President
                                             and Comptroller

Date:  May 4, 1998

                                   EXHIBIT 2

(Anchor Financial Corporation
 logo appears here)





April 30, 1998



Board of Directors
M&M Financial Corp.
307 North Main Street
Marion, SC  29571

Ladies and Gentlemen:

The purpose of this letter of intent is to confirm our mutual present intentions with respect to our proposed business combination. We believe that this proposal offers substantial advantages to M&M Financial Corp. and its shareholders, customers and employees. We look forward to working with your directors and officers to consummate a transaction as soon as possible.

The terms, conditions and understandings of this proposal include:

1. The transaction shall be structured as an exchange of shares of Anchor Financial Corporation ("Anchor") for 100% of the outstanding common stock of M&M Financial Corp. ("M&M"). M&M currently has 1,006,116 shares of common stock outstanding and options to purchase 66,000 shares of common stock at various prices per share. The exchange of shares shall be on the basis of .87 shares of Anchor's common stock to be exchanged for each share of M&M's common stock. Anchor understands that upon execution of this letter that the Board of Directors of M&M is prepared (subject to their approval of a definitive agreement to be negotiated) to recommend to its stockholders this proposed exchange transaction.

2. Upon the consummation of the exchange transaction, Anchor anticipates that the subsidiary bank of M&M will be merged with and into The Anchor Bank. Anchor intends for the banking operations of M&M to continue to serve their current markets with adequate operating authority.

3. Anchor will use its best efforts to provide to employees of M&M and its subsidiary bank, employee benefits the value of which is comparable to those employee benefits presently received by such employees.

Board of Directors of M&M Financial Corp.
Page 2
April 30, 1998



4. This proposed transaction is subject to the following usual conditions:

         a. There shall have been no material adverse change in the financial condition or results of operation of M&M as reflected in M&M's most recent audited financial statements, including, but not limited to, the adequacy of the allowance for loan losses.

         b. All required approvals by appropriate state and federal regulatory authorities shall have been obtained without the imposition of conditions with which Anchor cannot reasonably comply.

         c. M&M's shareholders shall exchange 100% of the outstanding common stock of M&M for Anchor's common shares, and Anchor's independent accountants shall render a favorable opinion that the transaction will be accounted for as a pooling of interests.

         d. A definitive agreement shall be negotiated on or before May 15, 1998, which shall provide for the exchange transaction and contain such terms, agreements, representations, warranties and conditions as shall be consistent herewith and otherwise in form and substance satisfactory to each party.

         e. The definitive agreement shall provide that if the exchange transaction is terminated under certain circumstances, M&M shall pay Anchor a termination fee of $1.5 million.

5. The obligation of Anchor to consummate the proposed exchange transaction is subject to a thorough due diligence examination of the books, records, properties and facilities of M&M and its subsidiaries. Promptly following the execution of this letter of intent, M&M shall (except as may be prohibited by applicable law) permit Anchor, its officers, employees, agents and representatives access, on reasonable notice and during customary business hours to all the books, records, properties and facilities of M&M and its subsidiaries and, in this connection, shall use its best efforts to cause the officers, employees, accountants and attorneys of M&M to cooperate with any of Anchor's reasonable requests for information. M&M and Anchor shall keep, or cause to be kept, confidential all information so received (other than such information as is publicly available) and shall use such information, or cause it to be used, solely for the purpose of evaluating M&M in connection with the proposed exchange transaction; provided, M&M and Anchor may disclose any such information to the extent required by federal or state securities laws or otherwise required by any governmental agency or authority in the United States.

Board of Directors of M&M Financial Corp.
Page 3
April 30, 1998



6. From the date hereof, subject only to their fiduciary duty to act in the best interests of shareholders of M&M, the officers and directors of M&M shall not make any inquiries or proposals with respect to, or furnish information relating to, or participate in any negotiations or discussions concerning any direct or indirect acquisition or purchase of shares of M&M other than as contemplated by this letter of intent.

7. Each party will bear its own expenses in connection with the exchange transaction.

8. Anything herein to the contrary notwithstanding, if the definitive agreement has not been entered into by May 15, 1998, then any party hereto may terminate the proposed exchange transaction upon notice to the other. Each party agrees to use its best efforts to enter into the definitive agreement by May 15, 1998.

9. Neither party shall disclose the terms of this letter except pursuant to a press release that is mutually agreed to as to content and timing of release.

If you find the above terms satisfactory, please sign a copy of this letter and deliver it to the President of Anchor no later than May 1, 1998, as evidence that this letter accurately reflects our mutual present intents. Except as to the provisions set forth in paragraphs 6, 7 and 8 above, this instrument is not intended to create any contractual obligations on the part of the parties hereto.

Sincerely,

ANCHOR FINANCIAL CORPORATION

By:      /s/ Stephen L. Chryst
         Stephen L. Chryst, President

Agreed:

M&M FINANCIAL CORP.

By:      /s/ Chester A. Duke
         Chester A. Duke, President

                                   EXHIBIT 99

ANCHOR FINANCIAL CORPORATION     2002 OAK STREET, MYRTLE BEACH, SC 29577
(803) 448-1411

(Anchor News Release logo appears here)





           Anchor Financial Corporation and M&M Financial Corporation
                            Announce Intent to Merge

Myrtle Beach, SC, May 1, 1998 - Anchor Financial Corporation and M&M Financial Corporation, parent company of First National South and headquartered in Marion, South Carolina, today announced the signing of a letter of intent to merge.

The proposed merger is subject to due diligence, execution of a definitive agreement by May 15, 1998, and approval of such agreement by the boards of directors and shareholders of both companies and approval by appropriate regulatory agencies. The transaction is expected to be completed in the third quarter of 1998.

Upon completion, M&M Financial's First National South banking offices, with locations in Florence, Marion, Mullins, Nichols, and Myrtle Beach, South Carolina, will become part of Anchor's banking network. The result of this combination will bring Anchor Financial Corporation's asset size to more than $1 billion and expand its banking network to 28 offices in South Carolina and North Carolina.

The proposed transaction is expected to be accounted for as a pooling of interests and provides for a tax-free exchange of 0.87 shares of Anchor Financial Corporation common stock for each outstanding share of M&M Financial common stock. Based on Anchor Financial Corporation's April 28th closing stock price of $40.50 and M&M Financial's approximately 1.0 million outstanding shares of common stock, the transaction would have a value of approximately $35.24 per share, or a total purchase price of $35.5 million. The merger is expected to have a positive impact on Anchor's earnings beginning in 1999.

Stephen L. Chryst, president and chief executive officer of Anchor Financial Corporation, stated, "The partnership with M&M Financial adds strength to our growing franchise. Their offices in the Pee Dee area complement our upcoming move into the Columbia market, and their style of community banking blends well with ours. They bring a shared commitment to superior customer service and technologically advanced products."



                                    (M O R E)

Anchor Financial Corporation Announces Intent to Merge                 P. 2


Chester A. Duke, chairman, president, and chief executive officer of M&M Financial, said, "The affiliation with Anchor Financial Corporation is the right move for us. It will allow us to provide our customers with a wider variety of products and services, and we look forward to the partnership that is being created."

Customers of both banks will continue to be served by the same employees who have helped them in the past and will not need to make any changes in their banking routine. After the merger is completed, customers of both institutions will be able to do their banking at any of The Anchor Bank offices in North Carolina and South Carolina. Customers will also have access to investment and trust services, as well as an array of electronic products.

Anchor Financial Corporation recently announced a merger agreement with ComSouth Bankshares, Inc., parent of the Bank of Charleston and the Bank of Columbia, and expects that merger to be completed during the third quarter of 1998. Arthur M. Swanson, president and chief executive officer of ComSouth and chairman of the board of the Bank of Charleston, said, "I am pleased with the merger announcement of Anchor Financial and M&M Financial. It will be a prosperous relationship and one that I am glad to be associated with. The banking franchise being created will have tremendous value for customers and shareholders."

Anchor Financial Corporation, with assets of $624.7 million, is the parent of The Anchor Bank, which operates nineteen banking offices in South Carolina and North Carolina. The Anchor Bank offers a full line of banking products and services.

Anchor Financial Corporation's common stock trades on the Nasdaq Stock MarketSM under the symbol AFSC.

M&M Financial Corporation has assets of $170 million and is the parent of First National South which offers a full line of banking products and services.


Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including regulatory approvals, completion of the due diligence process, success of acquiring new locations and integrating newly-acquired branches, additional expansion opportunities, the effect of changing economic conditions, product demand, changes in the regulatory environment, and other risk factors detailed in Anchor's Securities and Exchange Commission filings.





Note:  Transmitted on Business Wire at 8:45 A.M. EST, May 1, 1998.